UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2016

NATION ENERGY INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-30193
(Commission File Number)

59-2887569
(IRS Employer Identification No.)

Suite F – 1500 West 16th Avenue, Vancouver, BC  V6J 2L6  Canada
(Address of principal executive offices and Zip Code)

604.331.3399
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 15, 2016, Nation Energy Inc. (“Nation”) and Paltar Petroleum Limited (“Paltar”) entered into a Second Amendment effective February 8, 2016 (the “Second Amendment”) to the Third Amended and Restated Agreement dated August 30, 2015 between the parties, as amended by that First Amendment to Third Amended and Restated Agreement effective December 17, 2015 (the “Third Amended Agreement”). The Second Amendment extends certain deadlines for certain actions set forth in the Third Amended Agreement.

The Second Amendment moved the deadlines listed on Items 3 (Nation issuing common shares under certain circumstances to Paltar), 11 (establishment of an escrow agreement and escrow agent for the Earning Agreement Shares), and 18(b) (registration of common stock upon certain events) of the Third Amended Agreement from February 9, 2016 to February 19, 2016.

The Second Amendment also moved the deadline listed on Item 18(d) of the Third Amended Agreement (delivery of Paltar audited financial statements to Nation) from February 8, 2016 to February 18, 2016.

On February 16, 2016, Paltar and Nation Energy (Australia) Pty Ltd. (“Nation Australia”) executed a document to be effective as of February 8, 2016 to amend the six Earning Agreements executed between the parties dated August 30, 2015 (the “Earning Agreements”) to provide for an increase in the time frame for the issuance of the Share Consideration in each of the six Earning Agreements. The six Earning Agreements are referenced in the Third Amended and Restated Agreement and regard Exploration Permits 136, 143, 231, 232, 234, and 237 issued by the Northern Territory of Australia. Each of the six Earning Agreements referenced in the document were amended to state that on February 19, 2016, Nation would issue 600,000,000 of its common shares to Paltar. Paltar agreed to certain restrictions regarding the transfer of the shares which are defined in the amendment to the Third Amended Agreement.

On February 16, 2016, Officer Petroleum Pty Ltd (“Officer”) and Nation Australia executed a document to be effective as of February 8, 2016 to amend the EP 468 Earning Agreement dated August 30, 2015 (the “EP 468 Agreement”) to provide for an increase in the time frame for the issuance of the Share Consideration in the EP 468 Agreement. The EP 468 Agreement is referenced in the Third Amended and Restated Agreement and regards Exploration Permit 468 issued by the Government of Western Australia. The EP 468 Agreement referenced in the document was amended to state that on February 19, 2016, Nation would issue 600,000,000 of its common shares to Officer’s corporate parent, Paltar. Paltar has agreed to certain restrictions regarding the transfer of shares which are defined in the Third Amended Agreement, as amended.

On February 14, 2016, Nation and Paltar executed a document to be effective as of February 12, 2016 to amend the Option Agreement executed between the parties dated August 30, 2015 (the “Option Agreement”) to provide for a change in the purchase price for the assets subject to the option, from AUD$10,000,000 to 300,000,000 shares of common stock of Nation.  Payment of the purchase price is contingent on the satisfaction of certain conditions, including but not limited to Nation’s decision, in its sole discretion, to exercise the option provided to Nation in the Option Agreement.

Item 3.02  Unregistered Sales of Equity Securities.

As described in Item 1.01, Nation and Paltar amended the Option Agreement effective February 12, 2016 to change the purchase price payable to Paltar from AUD$10,000,000 to 300,000,000 shares of common stock of Nation.  The issuance of the 300,000,000 shares to Paltar is contingent on the satisfaction of certain conditions, including but not limited to Nation’s decision, in its sole discretion, to exercise the option provided to Nation in the Option Agreement.

Item 9.01  Financial Statements and Exhibits.

10.1  Second Amendment to Third Amended and Restated Agreement dated effective February 8, 2016 between Nation Energy Inc. and Paltar Petroleum Limited.

10.2  Second Amendment to EP 468 Earning Agreement dated effective February 8, 2016 between Officer Petroleum Pty Ltd and Nation Energy (Australia) Pty Ltd.

10.3  Second Master Amendment to Six Earning Agreements dated effective February 8, 2016 between Paltar Petroleum Limited and Nation Energy (Australia) Pty Ltd.

10.4  Amendment to Option Agreement dated effective February 12, 2016 between Nation Energy Inc. and Paltar Petroleum Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATION ENERGY INC.

/s/ Carmen J. Lotito

By:  Carmen J. Lotito

        Vice President

Date:  February 16, 2016